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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):    August 30, 1996
                                                     ---------------


                           PolyMedica Industries, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


                                  Massachusetts
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                 (State or Other Jurisdiction of Incorporation)


        1-13690                                       04-3033368
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(Commission File Number)                   (I.R.S. Employer Identification No.)


11 State Street, Woburn, Massachusetts                             01801
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(Address of Principal Executive Offices)                        (Zip Code)


                                 (617) 933-2020
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
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     On August 30, 1996, PolyMedica Industries, Inc. (the "Company") completed its acquisition (the "Acquisition") of all of the outstanding capital stock of Liberty Medical Supply, Inc., a Florida corporation ("Liberty Medical"), pursuant to a Stock Purchase Agreement, dated August 30, 1996 (the "Purchase Agreement"), by and among the Company, Liberty Medical and the stockholders of Liberty Medical.

     Pursuant to the Purchase Agreement, the Company acquired all of the outstanding shares of capital stock of Liberty Medical for an aggregate purchase price of $9.0 million, subject to certain adjustments based upon the financial position of Liberty Medical on August 30, 1996 (the "Base Purchase Price"), plus a contingent purchase price based upon Liberty Medical's future performance (the "Contingent Purchase Price"). The Base Purchase Price was comprised of (i) $6.75 million payable in cash, by cashier's or certified check or by wire transfer of immediately available funds, (ii) two-year, non-negotiable, unsecured, subordinated promissory notes in the aggregate amount of $1.25 million, bearing interest at the simple rate of 7.00% per annum, and (iii) 200,000 shares of the Company's Common Stock. In the event that Liberty Medical's performance in any of the calendar years ending December 31, 1997, 1998 and 1999 exceeds certain projections for such year, certain of the stockholders of Liberty Medical will be entitled to receive a Contingent Purchase Price up to an aggregate of $1.0 million over the three year period.

     Based upon the capitalization of the Company on August 30, 1996, the 200,000 shares of Common Stock of the Company issued to the stockholders of Liberty Medical represent approximately 2.4% of the outstanding shares of Common Stock of the Company. On August 30, 1996, the last reported sale price per share of the Common Stock of the Company on the American Stock Exchange was $5.375.

     Prior to the Acquisition, Liberty Medical was engaged in the distribution of testing supplies, medical products, and educational materials to patients with diabetes. The Company currently intends to continue Liberty Medical's business substantially in the manner conducted by Liberty Medical immediately prior to the Acquisition.

     The Purchase Agreement and the Acquisition were approved by the Board of Directors of the Company and by the Board of Directors and the stockholders of Liberty Medical. The terms of the Purchase Agreement and the Acquisition were determined on the basis of arm's-length negotiations. Prior to the execution of the Purchase Agreement, neither the Company nor any of its affiliates, nor any director or officer of the Company or any associate of any such director or officer, had


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any material relationship with Liberty Medical.

     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which is filed as Exhibit 2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
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     (a)  Financial Statements of Business Acquired:
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     (b)  Pro Forma Financial Information:
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     It is impracticable to provide the required financial statements of Liberty
Medical Supply, Inc. and the required pro forma financial information at the time of the filing of this Report. Accordingly, such financial statements and pro forma financial information will be filed as soon as practicable, but not later than November 13, 1996.

     (c)  Exhibits:
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     See Exhibit Index attached hereto.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 1996                    POLYMEDICA INDUSTRIES, INC.
                                                   (Registrant)



                                                /s/ Eric G. Walters
                                            -----------------------------------
                                            By:     Eric G. Walters
                                                    Chief Financial Officer and
                                                      Treasurer



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                                INDEX TO EXHIBITS

Exhibit
Number                           Description
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2                        Stock Purchase Agreement, dated
                         as of August 30, 1996, among the
                         Company, Liberty Medical and the
                         stockholders of Liberty Medical

99.1                     Press Release issued September 5,
                         1996